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                                                                     EXHIBIT 8.1

                       [Letterhead of Arnold & Porter LLP]

                                August 10, 2005

US Airways Group, Inc.
2345 Crystal Drive
Arlington, Virginia 22227

Ladies and Gentlemen:

      We have acted as special counsel to US Airways Group, Inc., a Delaware corporation ("US Airways"), in connection with the proposed merger (the "Merger") of Barbell Acquisition Corp., a Delaware corporation ("Merger Sub") and a direct wholly owned subsidiary of US Airways, with and into America West Holdings Corporation, a Delaware corporation ("America West"), pursuant to the Agreement and Plan of Merger, dated as of May 19, 2005, by and among US Airways, Merger Sub and America West, as amended by letter agreement dated July 7, 2005 (as amended, the "Agreement").

      In preparing our opinion, we have assumed that (1) the Merger will be consummated in accordance with the terms, conditions and other provisions of the Agreement and as described in the Form S-4 Registration Statement of US Airways, as amended through the date hereof (the "Registration Statement"); (2) all of the factual information, descriptions, representations and assumptions set forth or referred to in this letter (an advanced copy of which has been provided to you) are true, accurate and complete, and will be true, accurate and complete at the Effective Time;1 and (3) all of the factual information, descriptions, and representations set forth in letters to us dated August 10, 2005, from America West and from US Airways and Merger Sub, respectively, in the Agreement, and in the Registration Statement, are true, accurate and complete, and will be true, accurate and complete at the Effective Time.

      In our examination of such materials, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. We have also assumed that the Merger will qualify as a statutory merger under the laws of the state of Delaware. We have not independently verified any factual matters relating to the

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1 Terms not otherwise defined in this letter shall have the meanings assigned to them in the Agreement.
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US Airways Group, Inc.
August 10, 2005
Page 2

Merger in connection with or apart from our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein which might have been disclosed by independent verification.

      Based on the foregoing, and subject to the qualifications and other matters set forth herein and the qualifications set forth in the Registration Statement, it is our opinion that the discussion contained in the Registration Statement under the heading "Material United States Federal Income Tax Consequences," to the extent it describes matters of law and legal conclusions, constitutes a fair and accurate summary of the material United States federal income tax consequences of the Merger.

        Our opinion is based on the understanding that the relevant facts are, and will be, at the Effective Time, as set forth or referred to in this letter. If this understanding is incorrect or incomplete in any respect, our opinion could be affected.

      Our opinion is also based on the Code, Treasury Regulations, case law, and Internal Revenue Service rulings as they now exist. These authorities are all subject to change and such change may be made with retroactive effect. We can give no assurance that after any such change, our opinion would not be different. Moreover, our opinion is not binding on the Internal Revenue Service or the courts. We undertake no responsibility to update or supplement this opinion.

      This opinion letter is being rendered to US Airways solely in connection with the filing of the Registration Statement. Only US Airways may rely on this opinion letter, and only with respect to the Merger described herein. We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement, and to the use of our name under the heading "Material United States Federal Income Tax Consequences." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,



                                        /s/ ARNOLD & PORTER LLP